Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1/A of Third Coast Bancshares, Inc. of our report dated April 7, 2021, relating to our audit of the consolidated financial statements of Third Coast Bancshares, Inc. and Subsidiary as of and for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the heading “Experts” in this Amendment No. 1 to the Registration Statement on Form S-1/A.

/s/ Whitley Penn LLP

Austin, Texas

November 1, 2021